UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2024

Commission File Number 1-07062

INNSUITES HOSPITALITY TRUST

(Exact name of registrant as specified in its charter)

Ohio	34-6647590
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

InnSuites Hospitality Centre

1730 E. Northern Avenue, Suite 122

Phoenix, AZ 85020

(Address of principal executive offices)

Registrant’s telephone number, including area code: (602) 944-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of beneficial interest without par value	IHT	NYSE-American

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2024 Annual Meeting of Shareholders of InnSuites Hospitality Trust held on August 14, 2024, 7,505,754 shares were present in person or by proxy, which represented a quorum. Set forth below are the final voting results for the proposals submitted to a vote of the shareholders.

Election of Trustees:

Nominee	Votes For	Votes Against	Abstentions
Marc E. Berg	7,133,931	50,319	321,664
Michael G. Marchi	7,170,276	11,224	324,524

Ratification of the BCRG Group as the InnSuites Hospitality Trust Independent Registered Public Accountants:

Nominee	Votes For	Votes Against	Abstentions
Ratification of the BCRG Group	7,481,077	13,899	10,778

Approval for Limited Personal Liability of all Trustees and Officers of IHT:

Nominee	Votes For	Votes Against	Abstentions
Approval of Trustee/Officer Limited Liability	6,715,851	390,321	399,582

On August 14, 2024, the Shareholders of the Trust approved the ratification of the BCRG Group as the Independent Registered Public Accountants for InnSuites Hospitality Trust. Also on August 14, 2024, the Shareholders of the Trust approved limiting the personal liability of all Trustees and Officers of InnSuites Hospitality Trust for all years both current and previous. The Trustee Nominees for the 2025 Annual Shareholder Meeting will be James F. Wirth, and Leslie T. Kutasi.

Item 8.01 Other Events.

The Board of Trustees for InnSuites Hospitality Trust announced a semi-annual Dividend Declaration of $0.01 per share, which was paid on July 31, 2023, to shareholders of record as of July 17, 2024. This announcement continues an uninterrupted 54-year history of annual dividends. InnSuites hotel operations remain strong.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InnSuites Hospitality Trust

	By:	/s/ James F. Wirth
James F. Wirth
Chairman and Chief Executive Officer

Date: August 19, 2024

EXHIBIT INDEX

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)